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                                                                   EXHIBIT 99.2

                        PROPOSED STOCKHOLDER RESOLUTIONS
                                       OF
                         COMPREHENSIVE CARE CORPORATION





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                                                                   EXHIBIT 99.2

                        PROPOSED STOCKHOLDER RESOLUTIONS
                                       OF
                         COMPREHENSIVE CARE CORPORATION


PROPOSAL 1:      THE REVERSE STOCK SPLIT.

         RESOLVED, that Article FOURTH of the Company's Restated Certificate of Incorporation be amended by addition of the following provision:

                 Simultaneously with the Effective Date, each share of the Company's Common Stock, par value $0.10 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-[to be completed] (1/[to be completed]) of a share of the Company's Common Stock, par value [to be completed] per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented shares outstanding of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the closing price of the Old Common Stock on the New York Stock Exchange on the Effective Date, as reported on the composite tape of the New York Stock Exchange, Inc. (or in the event the Company's Common Stock is not so traded on the Effective Date, such closing price on the next preceding day on which such stock was traded on the New York Stock Exchange). If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

         RESOLVED FURTHER, that the form, terms, and provisions of the Restated Certificate of Incorporation as set forth in Exhibit A are approved, ratified and confirmed; and

         RESOLVED FURTHER, that pursuant to Section 242(c) of the Delaware General Corporation Law, at any time prior to the filing of the amendment with the Delaware Secretary of State, notwithstanding authorization


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of the proposed amendment by the Stockholders of the Corporation, the Board of
Directors may abandon the proposed amendment without further action by the Stockholders; and

         RESOLVED FURTHER, that the Board of Directors' actions taken and authorized prior to the date of these resolutions are hereby confirmed and ratified and the Board of Directors shall have authority to take such further action and to authorize such further action as may be necessary, appropriate or incidental to the carrying out of the purposes and effects of the foregoing resolutions, including without limitation making such editorial, conforming, typographical and similar incidental changes to the Amendment and the Restated Certificate of Incorporation as such officer acting in the matter may deem necessary or appropriate to approve, such approval to be conclusively evidenced by the taking of such action or the execution and delivery of documents taking such action.


PROPOSAL 2:      THE CHANGE IN THE NUMBER OF AUTHORIZED SHARES.

         RESOLVED, that Article FOURTH of the Company's Restated Certificate of Incorporation be amended by addition of the following provision:

                          FOURTH.  The corporation shall have authority to
                 issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which the corporation shall have authority to
                 issue is                      (                    )" [to be
                 completed based on the sum of 60,000 authorized preferred shares and the number of authorized common shares as completed below]. The total number of shares of Preferred Stock which the corporation shall have authority to issue shall be sixty thousand (60,000); and each such share shall have a par value of fifty dollars ($50.00); and the total number of shares of Common Stock which the Corporation shall have authority to
                 issue shall be                       (                    )
                 [to be completed with the lowest of (a) 30,000,000, (b) five
                 (5) times the number of shares of New Common Stock anticipated to be outstanding (excluding the effect of repurchasing fractional shares), reserved or otherwise committed for issuance immediately after the Effective Date, or (3) a lower number in the Board of Directors' discretion but not less than 12,500,000]; and each such common share shall have a par value of [to be completed with "One Cent ($0.01)" if Proposal 3 is approved and "Ten Cents ($0.10)" if not].

         RESOLVED FURTHER, that the form, terms, and provisions of the Restated Certificate of Incorporation as set forth in Exhibit A are approved, ratified and confirmed; and

         RESOLVED FURTHER, that pursuant to Section 242(c) of the Delaware General Corporation Law, at any time prior to the filing of the amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the Stockholders of the Corporation, the Board of Directors may abandon the proposed amendment without further action by the Stockholders; and

         RESOLVED FURTHER, that the Board of Directors' actions taken and authorized prior to the date of these resolutions are hereby confirmed and ratified and the Board of Directors shall have authority to take such further action and to authorize such further action as may be necessary, appropriate or incidental to the carrying out of the purposes and effects of the foregoing resolutions, including without limitation making such editorial, conforming, typographical and similar incidental changes to the Amendment and the Restated Certificate of Incorporation as such officer acting in the matter may deem necessary or appropriate to approve, such approval to be conclusively evidenced by the taking of such action or the execution and delivery of documents taking such action.


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PROPOSAL 3:      THE REDUCTION IN THE PAR VALUE PER SHARE.

         RESOLVED, that Article FOURTH of the Company's Restated Certificate of Incorporation be amended by addition of the following provision:

                          FOURTH.  The corporation shall have authority to
                 issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which the corporation shall have authority to
                 issue is                        (                    )" [to be
                 completed based on the sum of 60,000 authorized preferred shares and the number of authorized common shares as completed below]. The total number of shares of Preferred Stock which the corporation shall have authority to issue shall be sixty thousand (60,000); and each such share shall have a par value of fifty dollars ($50.00); and the total number of shares of Common Stock which the Corporation shall have authority to
                 issue shall be                 (                    ) [to be
                 completed with the lowest of (a) 30,000,000, (b) five (5)
                 times the number of shares of New Common Stock anticipated to be outstanding (excluding the effect of repurchasing fractional shares), reserved or otherwise committed for issuance immediately after the Effective Date, or (3) a lower number in the Board of Directors' discretion but not less than 12,500,000]; and each Common such share shall have a par value
                 of ($        ) [to be completed with "one cent ($0.01)" if
                 Proposal 3 is approved and otherwise with "ten cents ($0.10)."]

         RESOLVED FURTHER, that the form terms, and provisions of the Restated Certificate of Incorporation as set forth in Exhibit A are approved, ratified and confirmed; and

         RESOLVED FURTHER, that pursuant to Section 242(c) of the Delaware General Corporation Law, at any time prior to the filing of the amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the Stockholders of the Corporation, the Board of Directors may abandon the proposed amendment without further action by the Stockholders; and

         RESOLVED FURTHER, that the Board of Directors' actions taken and authorized prior to the date of these resolutions are hereby confirmed and ratified and the Board of Directors shall have authority to take such further action and to authorize such further action as may be necessary, appropriate or incidental to the carrying out of the purposes and effects of the foregoing resolutions, including without limitation making such editorial, conforming, typographical and similar incidental changes to the Amendment and the Restated Certificate of Incorporation as such officer acting in the matter may deem necessary or appropriate to approve, such approval to be conclusively evidenced by the taking of such action or the execution and delivery of documents taking such action.


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